UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

Fauquier Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-25805	54-1288193
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number) I	dentification No.)

10 Courthouse Square
Warrenton, Virginia 20186
(540) 347-2700

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Agreement

New Employment Agreement for Chief Executive Officer

     On January 19, 2005, Fauquier Bankshares, Inc. (the “Company”) and its wholly-owned banking subsidiary The Fauquier Bank (the “Bank”) entered into a new employment agreement (the “Agreement”) with Chief Executive Officer, Randy K. Ferrell. The Agreement is effective as of January 15, 2005 and has an initial term until December 31, 2008, unless earlier terminated. The Agreement provides for successive, automatic one-year extensions beginning on December 31, 2008, unless any party gives written notice that the term of the contract will not be further extended at least 90 days prior to each December 31 beginning December 31, 2005.

     Under the Agreement, Mr. Ferrell will serve as the Chief Executive Officer of the Company and the Bank during the term of the contract at an annual base salary of not less than $206,000 per year. For each year after 2005, the Agreement provides that the Compensation Committee of the Board of Directors will review the base salary for appropriate increases. The Agreement also provides that Mr. Ferrell will be eligible to participate in the Company’s annual incentive plan, which will be based on targeted performance levels for the Company to be established by the Compensation Committee or the Board of Directors. Achievement of the targeted corporate performance levels will normally result in an annual cash bonus payment to Mr. Ferrell equal to 40% of his then current annual base salary. The Agreement also provides that Mr. Ferrell will receive, subject to annual approval of the Compensation Committee or the Board of Directors of the Company, an annual stock award under the Company’s Omnibus Stock Ownership and Long Term Incentive Plan or any successor plan equal to up to 90% of his then current annual base salary. Such stock award will consist of stock options, restricted stock, any other equity compensation award or a combination thereof.

     The Agreement also provides that Mr. Ferrell will be eligible to participate in any employee benefit or incentive plans that are provided to senior management, including group medical, disability and life insurance, paid time off and retirement. Mr. Ferrell will also be entitled to such paid time off and perquisites as the Compensation Committee determines and will be entitled to reimbursement for reasonable expenses incurred for attendance by Mr. Ferrell and his spouse at approved trade and professional association conventions, meetings and other related functions.

     Prior to a change in control of the Company (as defined in the Agreement), Mr. Ferrell may be terminated as an officer and employee of the Company and the Bank at any time, with or without “cause” (as defined in the Agreement). Termination with or without cause may be effected without prior notice (except in the case of termination due to incapacity which requires 30 days’ prior notice). Mr. Ferrell may also resign at any time with or without “good reason” (as defined in the Agreement). Generally speaking, “cause” is defined to mean (1) continual or deliberate neglect in the performance of material duties and responsibilities or “willful” (as defined in the Agreement) failure to follow reasonable instructions or policies of the Company after being advised in writing of such failure, (2) conviction of, indictment for, or entering a plea of guilty or no contest with respect to a felony or a crime of moral turpitude or an act of embezzlement or fraud against the Company, (3) breach of a material term of the Agreement or material violation of the standards of behavior applicable to officers of the Company after being advised in writing of such breach or violation and being given a reasonable opportunity to remedy the breach, (4) dishonesty with respect to the Company or breach of a fiduciary duty owed to the Company, or (5) willful engagement in conduct reasonably likely to result in material injury to the Company. Generally speaking, “good reason” means (1) the continued assignment to Mr. Ferrell of duties inconsistent with his position, authority, duties and responsibilities contemplated by the Agreement; (2) action taken by the Compensation Committee or Board of Directors resulting in a substantial reduction in the status of Mr. Ferrell; (3) relocation of Mr. Ferrell to any other primary place of employment which might require him to move his residence; and (4) failure of the Company to provide Mr. Ferrell with the salary, bonus and benefits provided for in the Agreement.

     In the event Mr. Ferrell’s employment is terminated as a result of Mr. Ferrell’s death prior to a change in control of the Company, Mr. Ferrell’s executive or legal representative will be entitled, in addition to any other benefits to which they may be entitled pursuant to any plan, program or arrangement of the Company, to continue to receive his base salary for a period of three months following the month in which his death occurs.

     In the event Mr. Ferrell’s employment is terminated as a result of his incapacity prior to a change in control of the Company, Mr. Ferrell will be entitled to any benefits to which he may be entitled pursuant to any plan, program or arrangement of the Company.

     In the event Mr. Ferrell’s employment is terminated prior to a change in control of the Company by the Company without cause, or by Mr. Ferrell for good reason, in addition to any other benefits to which he may be entitled pursuant to any plan, program or arrangement of the Company, Mr. Ferrell will receive the following: (1) a lump sum payment of the sum of: (a) Mr. Ferrell’s base salary through the date of termination (b) the amount of any bonus compensation earned by Mr. Ferrell which has not yet been paid, (c) a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year’s bonus, and (d) an amount equal to two times the average of Mr. Ferrell’s annual bonuses paid for the last two calendar years preceding the calendar year of termination of employment; (2) payment at regular payroll intervals of Mr. Ferrell’s annual base salary for a period of 24 months from the date of termination; (3) all health and welfare plan and program coverage for Mr. Ferrell, his spouse and dependents in effect at the time of termination for a period of 24 months from the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; and (4) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.

     In the event of termination by the Company for cause, or in the event Mr. Ferrell resigns his position without good reason or terminates the Agreement as a result of incapacity, Mr.

Ferrell will not be entitled to any compensation, bonus or benefits under the Agreement other than his earned and unpaid base salary and any other benefits to which he may be entitled pursuant to any plan, program or arrangement of the Company or benefits payable as a matter of law.

     Under the Agreement, Mr. Ferrell agrees that during the 24-month period following termination for any reason other than termination without cause or for good reason within the three years following a change in control of the Company, he will not compete against the Company, solicit employees from the Company, or interfere with the Company’s customer relationships.

     In the event of a change in control of the Company (as defined in the Agreement), Mr. Ferrell is guaranteed employment for three years following the change in control, his outstanding equity compensation awards will become automatically vested and exercisable, the Company will reimburse him for any federal income taxes accelerated by such vesting, and the Company, in the discretion of the non-employee directors, may cancel any or all of Mr. Ferrell’s outstanding stock options, stock appreciation rights and similar awards for a cash payment equal to the aggregate spread between the average exercise price of the awards and the higher of (i) the average closing price of the Company’s common stock for the 30 business day period preceding the public announcement of the change in control, or (ii) the highest price per share paid in connection with the change in control.

     During the three year guaranteed term of employment, Mr. Ferrell’s base salary (with a CPI inflation adjustment), annual bonus opportunity, incentive, savings and retirement benefit rights opportunities, health and welfare coverage (including that of his spouse and dependents), fringe benefits and vacation be less than the most favorable of such compensation, rights and benefits provided at any time during the 12 months before the change in control.

     After a change in control of the Company, any termination of employment by the Company or by Mr. Ferrell for Good Reason must be effected by prior notice given 30 to 90 days before the effective date of the termination. If notice of a dispute is given within 30 days of receipt of a notice of termination, Mr. Ferrell’s cessation of employment may be delayed. If Mr. Ferrell disputes a termination for cause and the termination is determined to be justified, Mr. Ferrell must then repay to the Company all compensation and fringe benefits received by him, plus interest, from the original noticed date of termination.

     In the event Mr. Ferrell’s employment is terminated as a result of his death after a change in control of the Company, Mr. Ferrell’s executive or legal representative will be entitled, in addition to any other benefits to which they may be entitled pursuant to any plan, program or arrangement of the Company, (1) a lump sum payment of the sum of: (a) Mr. Ferrell’s base salary through the date of termination; (b) the amount of any bonus compensation earned by Mr. Ferrell which has not yet been paid, (c) a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year’s bonus, and (d) the amount of any benefits or awards earned by Mr. Ferrell which has not yet been paid (“Accrued Obligations”); and (2) to continue to receive his base salary for a period of three months following the month in which his death occurs. In addition, Mr. Ferrell’s spouse and other dependents will be entitled to health and welfare plan and program coverage in effect at the time of termination for a period of 36 months from the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.

     In the event Mr. Ferrell’s employment is terminated as a result of his incapacity after a change in control of the Company, Mr. Ferrell will be entitled, in addition to any other benefits to which he may be entitled pursuant to any plan, program or arrangement of the Company, (1) a lump sum payment of his Accrued Obligations; (2) to continue to receive his base salary for a period of three months following his termination die to incapacity; and (3) to health and welfare plan and program coverage in effect at the time of termination for himself, his spouse and his other dependents for a period of 36 months from the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.

     The Agreement provides for enhanced severance payments and certain other benefits if Mr. Ferrell’s employment terminates after a change in control of the Company. Payments and benefits will be paid under these agreements only if, within three years following a change in control Mr. Ferrell (i) is terminated involuntarily without cause and not as a result of death, incapacity or normal retirement, or (ii) terminates his employment voluntarily for good reason (which includes for this purpose Mr. Ferrell’s right to voluntarily terminate the Agreement during the 90 days following the change of control or the first anniversary thereof). “Change in control” is defined generally to include (i) an acquisition of 20% or more of the Company’s voting stock, or (ii) certain changes in the composition of the Company’s Board of Directors as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, sale of assets, contested election, or any combination of these events.

     In the event of such termination following a change in control, Mr. Ferrell will be entitled to: (1) a lump sum payment of his Accrued Obligations; (2) a payment in a lump sum or in six monthly installments of an amount equal to 2.99 time his highest annual salary and bonus paid during the six months prior to the termination; (3) continuation for a period of 36 months following his termination of all health and welfare plan and program coverage for Mr. Ferrell, his spouse and dependents in effect at the time of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; (4) continuation for a period of 36 months from the date of termination of participation the Company’s employee retirement benefit plans and programs or, if such continued participation is not feasible, an annual cash payment during the 36 months of the value of the retirement benefit accrual which is not provided through the retirement plans; and (5) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.

     The total amount payable to Mr. Ferrell may exceed the maximum amount that may be paid without the imposition of a federal excise tax on Mr. Ferrell, and if the amount payable to

Mr. Ferrell would result in the imposition of a federal excise tax, the payments and benefits provided to Mr. Ferrell will be reduced to prevent such imposition of a federal excise tax, unless the net after-tax benefit Mr. Ferrell would receive without the reduction is $25,000 more than the net after-tax benefit he would receive with the reduction.

     Payment or benefits provided to or for the benefit of Mr. Ferrell will be reduced to the extent necessary to comply with any golden parachute and indemnification payment limitations and prohibitions of applicable banking law under 12 CFR Section 359.

Supplemental Executive Retirement Plan

     On January 18, 2005, the Compensation Committee of the Board of Directors of the Company adopted a Supplemental Executive Retirement Plan (the “SERP”).

     The SERP is a supplemental benefit plan which is designed to ensure that participants will have, upon retirement from the Company or its subsidiaries participating in the plan, retirement benefits of at least 70% (prorated if the participant has fewer than 10 years of benefit service) of base salary and incentive pay when added together with benefits provided through social security, the defined benefit plan established and maintained by the Bank and the employer contributions to the defined contribution plan established and maintained by the Bank. A participant’s employee contributions to the defined contribution plan will not be taken into account in determining the 70% and thus will increase the total retirement benefits available to the participant.

     Employees eligible to participate in the SERP are individuals who are members of a select management group of the Company and who are designated by the Board of Directors as plan participants. Currently eligible employees under the SERP are Randy Ferrell, Eric Graap, Gary Shook, Edna Brannan, Mark Debes, and Jeffrey Sisson. Subject to certain specified forfeiture events (termination of employment for cause, pre-change-in-control competition, or unauthorized disclosure of confidential information), an eligible employee will have a vested and non-forfeitable right in his or her supplemental retirement benefits under the SERP upon the first of the following events to occur while he or she is an active participant in the SERP: (1) the participant meets the age and service requirements for early retirement under the SERP (60 years of age with 10 years of vesting service); (2) the participant reaches his or her normal retirement date (65 years of age); (3) the participant retires on a disability retirement date (first day of the month following the date participant retires as a result of a disability); or (4) a change of control of the Company or the Bank.

     Supplemental retirement benefits are payable for 180 months (15 years), with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date. If the participant dies before receiving monthly payments for 180 months, the remaining monthly benefits will be paid to the participant’s beneficiary until the SERP has made a total of 180 monthly payments to the participant and his or her beneficiary. In addition, the SERP provides a pre-retirement death benefit payable for 15 years to the participant’s beneficiary, with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAUQUIER BANKSHARES, INC.
(Registrant)

/s/ Eric P. Graap
Eric P. Graap
Senior Vice President and Chief Financial Officer

Date: January 24, 2005